Exhibit 99.1

Phillips Edison Grocery Center REIT II Reports Second Quarter 2018 Results

Subsequent to Quarter-end, the Company Entered into a Definitive Merger Agreement with Phillips Edison & Company

CINCINNATI, OH, August 8, 2018 - Phillips Edison Grocery Center REIT II, Inc. (“REIT II” or the “Company”), a real estate investment trust (“REIT”) focused on the acquisition and management of well-occupied grocery-anchored shopping centers, reported its results for the quarter and six months ended June 30, 2018.

Merger with Phillips Edison & Company

•
On July 17, 2018, REIT II entered into a definitive merger agreement with Phillips Edison & Company, Inc. (“PECO”), an internally-managed REIT and one of the nation’s largest owners and operators of grocery-anchored shopping centers.

•
REIT II’s merger with PECO will create a national portfolio of 321 grocery-anchored shopping centers encompassing approximately 36.6 million square feet located across 33 states and a total enterprise value (“TEV”) of approximately $6.3 billion.

•	The merger is an important step towards a full-cycle liquidity event for both REIT II and PECO shareholders.
More information on the merger is available in the Form 8-K filed on July 18, 2018, which can be found on our website at www.grocerycenterreit2.com/investors.

Second Quarter 2018 Highlights (vs. Second Quarter 2017)

•	Net loss totaled $1.6 million

•	Funds from operations (FFO) increased 7.7% to $18.0 million, or $0.38 per diluted share

•	Modified funds from operations (MFFO) increased 8.6% to $16.7 million, or $0.36 per diluted share

•	Same-center net operating income (NOI) increased 1.1% to $24.9 million

•	Net Debt to Total Enterprise Value was 42.8% at quarter-end

•	Outstanding debt had a weighted-average interest rate of 3.5% and 89.4% was fixed-rate debt

Six Months Ended June 30, 2018 Highlights (vs. Six Months Ended June 30, 2017)

•	Net loss totaled $2.9 million

•	FFO increased 6.1% to $36.1 million, or $0.77 per diluted share

•	MFFO increased 8.3% to $33.4 million, or $0.72 per diluted share

•	Same-center NOI increased 2.9% to $50.1 million

Management Commentary
“During the second quarter, continued demand for retail space in our well-located shopping centers drove another period of strong leasing activity, as we tripled the new leases executed coupled with new comparable leasing spreads of 13.9% when compared to the second quarter of last year,” commented Jeff Edison, Chairman and Chief Executive Officer of Phillips Edison Grocery Center REIT II.
“Subsequent to the end of the quarter, we entered into an agreement to merge with our sponsor and manager, Phillips Edison & Company. As a result of the merger, REIT II’s shareholders will benefit from owning an internally-managed, more diversified portfolio exclusively focused on grocery-anchored real estate. REIT II will no longer pay any acquisition, asset management, or disposition fees, and the combined company would have fully covered its distributions for Q1 2018 on an FFO basis.
“The merger will enhance the long-term value of the combined company and is an important step towards a full-cycle liquidity event for our shareholders.”

Three and Six Months Ended June 30, 2018 Financial Results
Net Loss
For the second quarter 2018, net loss totaled $1.6 million compared to net loss of $1.3 million during the second quarter of 2017.
For the six months ended June 30, 2018, net loss totaled $2.9 million compared to net loss of $1.3 million during the six months ended June 30, 2017.
The increase in net loss for both periods was primarily driven by increased depreciation and amortization as a result of owning an additional six properties when compared to June 30, 2017.

Funds from Operations (FFO) as Defined by the National Association of Real Estate Investment Trusts (NAREIT)
For the second quarter of 2018, FFO totaled $18.0 million, or $0.38 per share, compared to $16.7 million, or $0.36 per share, during the second quarter of 2017.
For the six months ended June 30, 2018, FFO totaled $36.1 million, or $0.77 per share, compared to $34.1 million, or $0.73 per share, during the six months ended June 30, 2017.
The improvements in FFO were driven by an increase in net operating income generated by additional properties owned, coupled with a 1.1% and 2.9% increase in same-center NOI for the three and six months ended June 30, 2018, respectively, when compared to the three and six months ended June 30, 2017.

Modified Funds from Operations (MFFO)
For the second quarter of 2018, MFFO increased 8.6% to $16.7 million, or $0.36 per diluted share, compared to $15.4 million, or $0.33 per diluted share, for the three months ended June 30, 2017.
For the six months ended June 30, 2018, MFFO increased 8.3% to $33.4 million, or $0.72 per diluted share, compared to $30.9 million, or $0.66 per diluted share, for the six months ended June 30, 2017.
The increase in MFFO was directly correlated to the increase in FFO.

Same-Center Results
For the second quarter of 2018, same-center NOI increased 1.1% to $24.9 million compared to $24.6 million during the second quarter of 2017. The improvement was driven by a $0.22 increase in minimum rent per square foot partially offset by a 1.8% increase in operating expenses versus the comparable period.
For the six months ended June 30, 2018, same-center NOI increased 2.9% to $50.1 million compared to $48.7 million during the six months ended June 30, 2017. The improvement was driven by the aforementioned increase in minimum rent per square foot, partially offset by a 1.8% increase in same-center operating expenses versus the comparable six-month period.
Contributing to same-center NOI were 74 properties that were owned and operational for the entire portion of both comparable reporting periods.

Second Quarter Ended June 30, 2018 Portfolio Results
Portfolio Statistics
At quarter-end, the portfolio consisted of 86 properties, totaling approximately 10.3 million square feet located in 24 states. This compares to 80 properties, totaling approximately 9.8 million square feet located in 24 states as of June 30, 2017.
Leased portfolio occupancy totaled 94.9%, an improvement from 94.8% as of June 30, 2017.

Leasing Activity
During the second quarter of 2018, 85 leases (new, renewal and options) were executed totaling approximately 444,000 square feet. This compares to 62 leases executed totaling approximately 165,000 square feet during the second quarter of 2017.
Comparable rent spreads during the quarter, which compare the percentage increase of new or renewal leases to the expiring lease of a unit that was occupied within the past 12 months, were 13.9% for new leases, 9.2% for renewal leases (excluding options), and 9.5% combined (new and renewal leases).
During the six months ended June 30, 2018, 153 leases (new, renewal and options) were executed totaling approximately 749,000 square feet. This compares to 114 leases executed totaling approximately 324,000 square feet during the six months ended June 30, 2017.

Acquisition Activity
During the second quarter of 2018, one undeveloped outparcel adjacent to a REIT II-owned shopping center was purchased for a total cost of $800,000.
During the six months ended June 30, 2018, one shopping center was acquired for a total cost of $18.5 million.

Balance Sheet Highlights at June 30, 2018
At quarter-end, the Company had $264.4 million of borrowing capacity available on its $350 million revolving credit facility.
Net debt to total enterprise value was 42.8% at June 30, 2018. Please see the Net Debt to Total Enterprise Value table for additional disclosure.
At quarter-end, the Company’s outstanding debt had a weighted-average interest rate of 3.5%, a weighted-average maturity of 3.0 years, and 89.4% of its total debt was fixed-rate debt at June 30, 2018. This compared to a weighted-average interest rate of 3.5%, a weighted average maturity of 3.5 years, and 92.6% fixed-rate debt at December 31, 2017.

Distributions
Gross distributions of $19.0 million were paid during the second quarter of 2018, including $8.5 million reinvested through the distribution reinvestment plan (“DRIP”), for net cash distributions of approximately $10.5 million.
During the quarter, FFO totaled $18.0 million, which was 94.6% of total distributions made, up from 87.3% in Q2 2017.
Gross distributions of $38.1 million were paid during the six months ended of June 30, 2018, including $17.3 million reinvested through the DRIP, for net cash distributions of approximately $20.8 million.
During the first six months of 2018, FFO totaled $36.1 million, which was 94.9% of total distributions made, up from 90.2% during the comparable six months.
Subsequent to quarter-end, the Company's board of directors authorized distributions for September 2018, October 2018, and November 2018 in the amount of $0.13541652 per share to the shareholders of record at the close of business on September 17, 2018, October 15, 2018, and November 15, 2018, respectively.
In connection with the proposed merger between PECO and REIT II, REIT II was required to temporarily suspend its DRIP during July 2018, and DRIP participants received their July 2018 distribution (payable on August 1, 2018) in cash. The DRIP will resume in August 2018 (with the distribution payable on September 1, 2018) as the filing of a joint preliminary proxy statement and registration statement on Form S-4 has been completed.

Share Repurchase Program (SRP)
During the second quarter of 2018, approximately 342,000 shares of common stock, totaling $7.8 million, were repurchased under the SRP.
The Company fulfilled all repurchases sought upon a stockholder’s death, “qualifying disability,” or “determination of incompetence” in accordance with the terms of the SRP. Standard repurchase requests were processed on a pro rata basis due to requests surpassing the funding limits under the SRP.
Cash available for standard repurchases on any particular date under the SRP is generally limited to the proceeds from the DRIP during the preceding four quarters, less amounts already used for repurchases during the same time period.
In connection with the proposed merger between PECO and REIT II, REIT II was required to temporarily suspend the SRP during July 2018 and will resume the SRP in August 2018 as the filing of the joint preliminary proxy statement and registration statement on Form S-4 has been completed. The next repurchase for standard requests and death, disability, and incompetence (“DDI”) is expected to take place on August 31, 2018. SRP paperwork must be on file and in good order by August 24, 2018 at 6:00pm Eastern Time. REIT II expects to make standard repurchases on a pro rata basis.

Following the August repurchase, REIT II expects to make its next repurchase on a pro rata basis at the end of October 2018.

Stockholder Update Call
Chairman and Chief Executive Officer Jeff Edison, Chief Financial Officer Devin Murphy, and President and Chief Operating Officer Mark Addy will host a live presentation addressing the Company’s results later today at 4:30 p.m. Eastern Time. Following management’s prepared remarks, there will be a question and answer session.

Date: Today, Wednesday, August 8, 2018
Time: 4:30 p.m. Eastern Time
Webcast link: https://services.choruscall.com/links/peco180808reit2.html
U.S. listen-only: (888) 346-2646
International listen-only: (412) 317-5249
Submit Questions: InvestorRelations@phillipsedison.com
Webcast Replay: A replay will be available at http://investors.grocerycenterreit2.com/event

Investors are encouraged to submit questions in advance of the presentation by emailing them to InvestorRelations@phillipsedison.com. Additionally, questions may be submitted via the webcast interface during the live presentation.

Interested parties will be able to access the presentation online or by telephone. If dialing in, please call the conference telephone number five minutes prior to the start time as an operator will register your name and organization. Participants should ask to join the Phillips Edison Grocery Center REIT II call.

For investor-related updates on Phillips Edison Grocery Center REIT II, please visit www.grocerycenterreit2.com/investors.

For more information on the Company’s quarterly results, please refer to the Company’s Form 10-Q for the quarter ended June 30, 2018, which will be filed with the SEC and available on the SEC’s website at www.sec.gov.

Non-GAAP Disclosures
Same-Center Net Operating Income
Same-Center NOI is presented as a supplemental measure of the Company’s performance. NOI is defined as total operating revenues less property operating expenses, real estate taxes, and non-cash revenue items. Same-Center NOI represents the NOI for the 74 properties that were wholly-owned and operational for the entire portion of both comparable reporting periods. The Company believes that NOI and Same-Center NOI provide useful information to its investors about its financial and operating performance because each provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income. Because Same-Center NOI excludes the change in NOI from properties acquired after December 31, 2016, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, the Company’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition expenses, depreciation and amortization, interest expense, other income, or the level of capital expenditures and leasing costs necessary to maintain the operating performance of its properties that could materially impact results from operations.
Funds from Operations and Modified Funds from Operations
FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. The Company uses FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income (loss) attributable to common stockholders computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.

MFFO is an additional performance financial measure used by us as FFO includes certain non-comparable items that affect the Company’s performance over time. MFFO excludes the following items:

•	acquisition and transaction expenses;

•	straight-line rent amounts, both income and expense;

•	amortization of above- or below-market intangible lease assets and liabilities;

•	amortization of discounts and premiums on debt investments;

•	gains or losses from the early extinguishment of debt;

•	gains or losses on the extinguishment of derivatives, except where the trading of such instruments is a fundamental attribute of our operations;

•	gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting;

•	gains or losses related to consolidation from, or deconsolidation to, equity accounting; and

•	adjustments related to the above items for unconsolidated entities in the application of equity accounting.
The Company believes that MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods. Neither FFO nor MFFO should be considered as an alternative to net income (loss) or income (loss) from continuing operations under GAAP, nor as an indication of liquidity, nor is either of these measures indicative of funds available to fund the Company’s cash needs, including the Company’s ability to fund distributions. MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, FFO and MFFO should be reviewed in connection with other GAAP measurements. FFO and MFFO should not be viewed as more prominent measures of performance than net income or cash flows from operations prepared in accordance with GAAP. FFO and MFFO as presented may not be comparable to amounts calculated by other REITs.

PHILLIPS EDISON GROCERY CENTER REIT II, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2018 AND DECEMBER 31, 2017
(Unaudited)
(In thousands, except per share amounts)

	June 30, 2018	December 31, 2017
ASSETS
Investment in real estate:
Land and improvements	$526,435	$520,526
Building and improvements	1,064,058	1,047,758
Acquired in-place lease assets	160,261	158,510
Acquired above-market lease assets	15,017	14,742
Total investment in property	1,765,771	1,741,536
Accumulated depreciation and amortization	(195,514)	(157,290)
Net investment in property	1,570,257	1,584,246
Investment in unconsolidated joint venture	11,101	16,076
Total investment in real estate assets, net	1,581,358	1,600,322
Cash and cash equivalents	4,671	1,435
Restricted cash	4,381	4,382
Other assets, net	55,546	46,178
Total assets	$1,645,956	$1,652,317
LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$802,021	$775,275
Acquired below-market lease liabilities, net of accumulated amortization of $13,287
and $10,959, respectively	53,230	54,994
Accounts payable – affiliates	1,628	1,808
Accounts payable and other liabilities	34,274	36,961
Total liabilities	891,153	869,038
Commitments and contingencies (Note 8)	—	—
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and
outstanding at June 30, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 46,745 and 46,584
shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	470	468
Additional paid-in capital	1,035,362	1,031,685
Accumulated other comprehensive income (“AOCI”)	14,337	6,459
Accumulated deficit	(295,366)	(255,333)
Total equity	754,803	783,279
Total liabilities and equity	$1,645,956	$1,652,317

PHILLIPS EDISON GROCERY CENTER REIT II, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Rental income	$32,228	$29,553	$64,207	$58,029
Tenant recovery income	11,209	10,130	23,094	20,339
Other property income	269	275	565	391
Total revenues	43,706	39,958	87,866	78,759
Expenses:
Property operating	6,832	6,192	14,158	12,795
Real estate taxes	6,980	6,489	14,003	12,610
General and administrative	4,694	5,467	9,031	10,080
Depreciation and amortization	19,083	17,514	37,971	34,536
Total expenses	37,589	35,662	75,163	70,021
Other:
Interest expense, net	(7,566)	(5,452)	(15,034)	(9,926)
Transaction expenses	(180)	—	(496)	—
Other income (expense), net	11	(96)	(45)	(151)
Net loss	$(1,618)	$(1,252)	$(2,872)	$(1,339)
Earnings per common share:
Net loss per share - basic and diluted	$(0.03)	$(0.03)	$(0.06)	$(0.03)
Weighted-average common shares outstanding:
Basic and diluted	46,758	46,529	46,726	46,520

Comprehensive income (loss):
Net loss	$(1,618)	$(1,252)	$(2,872)	$(1,339)
Other comprehensive income (loss):
Change in unrealized gain (loss) on interest rate swaps	1,865	(733)	7,878	180
Comprehensive income (loss)	$247	$(1,985)	$5,006	$(1,159)

The table below is a comparison of the Same-Center NOI for the three and six months ended June 30, 2018 and 2017 (in thousands):

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Revenues:
Rental income(1)	$27,202	$26,657	$545		$54,262	$52,981	$1,281
Tenant recovery income	9,751	9,727	24		20,313	19,799	514
Other property income	163	237	(74)		404	328	76
Total revenues	37,116	36,621	495	1.4%	74,979	73,108	1,871	2.6%
Operating expenses:
Property operating expenses	6,145	5,802	343		12,680	12,198	482
Real estate taxes	6,109	6,233	(124)		12,210	12,250	(40)
Total operating expenses	12,254	12,035	219	1.8%	24,890	24,448	442	1.8%
Total Same-Center NOI	$24,862	$24,586	$276	1.1%	$50,089	$48,660	$1,429	2.9%

(1)	Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
Below is a reconciliation of Net Loss to NOI and Same-Center NOI for the three and six months ended June 30, 2018 and 2017 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(1,618)	$(1,252)	$(2,872)	$(1,339)
Adjusted to exclude:
Straight-line rental income	(577)	(656)	(1,319)	(1,492)
Net amortization of above- and below-market leases	(604)	(606)	(1,202)	(1,213)
General and administrative expenses	4,694	5,467	9,031	10,080
Transaction expenses	180	—	496	—
Depreciation and amortization	19,083	17,514	37,971	34,536
Interest expense, net	7,566	5,452	15,034	9,926
Other	(63)	96	(7)	151
NOI	28,661	26,015	57,132	50,649
Less: NOI from centers excluded from Same-Center	(3,799)	(1,429)	(7,043)	(1,989)
Total Same-Center NOI	$24,862	$24,586	$50,089	$48,660

The following section presents the Company’s calculation of FFO and MFFO and provides additional information related to the Company’s operations for three and six months ended June 30, 2018 and 2017 (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Calculation of FFO
Net loss	$(1,618)	$(1,252)	$(2,872)	$(1,339)
Adjustments:
Depreciation and amortization of real estate assets	19,083	17,514	37,971	34,536
Adjustments related to unconsolidated joint venture	528	446	1,047	872
Funds from operations	$17,993	$16,708	$36,146	$34,069
Calculation of MFFO
Funds from operations	$17,993	$16,708	$36,146	$34,069
Adjustments:
Net amortization of above- and below-market leases	(604)	(606)	(1,202)	(1,213)
Straight-line rental income	(577)	(656)	(1,319)	(1,492)
Transaction expenses	180	—	496	—
Amortization of market debt adjustment	(270)	(252)	(540)	(534)
Gain on extinguishment of debt	—	—	—	(11)
Change in fair value of derivatives	(108)	(119)	(239)	(235)
Adjustments related to unconsolidated joint venture	102	25	77	23
Other	6	300	4	259
Modified funds from operations	$16,722	$15,400	$33,423	$30,866

Earnings per common share:
Weighted-average common shares outstanding - diluted(1)	46,760	46,531	46,729	46,522
FFO per share - diluted	$0.38	$0.36	$0.77	$0.73
MFFO per share - diluted	$0.36	$0.33	$0.72	$0.66

(1)
Restricted stock awards were dilutive to FFO/MFFO for the three and six months ended June 30, 2018 and 2017, and accordingly, were included in the weighted-average common shares used to calculate diluted FFO/MFFO per share.

Net Debt to Total Enterprise Value
The following table presents the calculation of debt to total enterprise value as of June 30, 2018 and December 31, 2017 (dollars in thousands):

	2018	2017
Net debt:
Total debt, excluding below-market adjustments and deferred financing costs	$802,791	$776,438
Less: Cash and cash equivalents	4,671	1,435
Total net debt	$798,120	$775,003
Enterprise value:
Total net debt	$798,120	$775,003
Total equity value(1)	1,065,854	1,059,854
Total enterprise value	$1,863,974	$1,834,857

Net debt to total enterprise value	42.8%	42.2%
(1) Total equity value is calculated as the product of the number of diluted shares outstanding and the estimated value per share at the end of the period. There were 46.7 million and 46.6 million diluted shares outstanding as of June 30, 2018 and December 31, 2017, respectively.

About Phillips Edison Grocery Center REIT II, Inc.
Phillips Edison Grocery Center REIT II, Inc. is a public non-traded REIT that owns well-occupied grocery-anchored neighborhood shopping centers with a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. As of June 30, 2018, the Company owned an institutional quality retail portfolio consisting of 86 grocery-anchored shopping centers totaling approximately 10.3 million square feet. For more information, please visit the Company website at www.grocerycenterREIT2.com.

Additional Information and Where You Can Find It
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the federal securities laws. PECO and REIT II have filed a joint proxy statement/registration statement on Form S-4 in connection with the merger. Investors are urged to read carefully the joint proxy statement/prospectus and other relevant materials because they contain important information about the merger. Investors may obtain free copies of these documents and other documents filed by PECO or REIT II with the SEC through the website maintained by the SEC at www.sec.gov. Investors may obtain free copies of the documents filed with the SEC by PECO by going to PECO’s corporate website at www.phillipsedison.com or by directing a written request to: Phillips Edison & Company, Inc., 11501 Northlake Drive, Cincinnati, OH 45249, Attention: Investor Relations. Investors may obtain free copies of documents filed with the SEC by REIT II by going to REIT II’s corporate website at www.grocerycenterREIT2.com or by directing a written request to: Phillips Edison Grocery Center REIT II, Inc., 11501 Northlake Drive, Cincinnati, OH 45249, Attention: Investor Relations. Investors are urged to read the joint proxy statement/prospectus and the other relevant materials before making any voting decision with respect to the merger.

PECO and its directors and executive officers and REIT II and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of each of PECO and REIT II in connection with the merger. Information regarding the interests of these directors and executive officers in the merger has been included in the joint proxy statement/prospectus referred to above. Additional information regarding certain of these persons and their beneficial ownership of PECO common stock is also set forth in the Definitive Proxy Statement for PECO’s 2017 Annual Meeting of Stockholders, which has been filed with the SEC. Additional information regarding certain of these persons and their beneficial ownership of REIT II’s common stock is set forth in the Definitive Proxy Statement for REIT II’s 2017 Annual Meeting of Stockholders, which has been filed with the SEC.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the anticipated benefits of the business combination transaction involving PECO and REIT II, including future financial and operating results, and the combed company’s plans, objectives and expectations, related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the quality of the Company’s portfolio of grocery-anchored shopping centers and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, such as the risks that retail conditions may adversely affect our base rent and, subsequently, our income, and that our properties consist primarily of retail properties and our performance, therefore, is linked to the market for retail space generally, risk the proposed merger with PECO will not be consummated, as well as other risks that are described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the joint preliminary proxy statement/prospectus filed with the SEC on August 6, 2018, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Phillips Edison Grocery Center REIT II, Inc.
Michael Koehler, Director of Investor Relations
513-338-2743
InvestorRelations@phillipsedison.com

Source: Phillips Edison Grocery Center REIT II, Inc.

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